Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Planet 13 Holdings Inc. of our report dated March 23, 2023 relating to the consolidated financial statements of Planet 13 Holdings Inc.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

September 18, 2023